Exhibit 99.1

PRESS RELEASE

Contact:	Investors/Media:
Kite Realty Group Trust	The Ruth Group
Dan Sink	Stephanie Carrington/Guy Gresham
Chief Financial Officer	(646) 536-7017/7028
(317) 577-5609	scarrington@theruthgroup.com
dsinkkiterealty.com	ggresham@theruthgroup.com

Kite Realty Group Trust Announces
First Quarter 2006 Financial Results

- Declares Second Quarter 2006 Dividend -

Highlights

•	Funds From Operations of $9.8 million, an increase of 30% over the same period in 2005
•	Funds From Operations of $0.26 per diluted share for the quarter
•	Total revenues for the first quarter increased 48% to $28.4 million from the same period in 2005
•	Total portfolio increased to 95.1% leased, compared to 94.4% at March 31, 2005
•	Commenced construction on three development projects
•	Executed two ground leases with Lowe’s Home Improvement in Florida
•	Acquired Kedron Village, a property under construction in Atlanta, GA for $36.9 million (April 2006)

Indianapolis, IN, May 8, 2006 – Kite Realty Group Trust (NYSE:KRG) (“the Company”) today announced results for the quarter ending March 31, 2006.  Financial statements and exhibits attached to this release include the results of the Company for the three months ended March 31, 2006 and 2005.

Financial and Operating Results

For the three months ended March 31, 2006, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, for the Kite Portfolio was $9.8 million, or $0.26 per diluted share based on 37,323,227 average diluted shares and units compared to $7.6 million, or $0.28 per diluted share, for the same period in the prior year based on 27,515,745 average diluted shares and units.  The Company’s allocable share of diluted FFO was $7.6 million for the three months ended March 31, 2006 compared with the Company’s allocable share of $5.3 million for the same period in 2005.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains (or losses) from sales of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income to FFO is included in the attached table.

The Company’s total revenue for the first quarter of 2006 increased 48% to $28.4 million from $19.2 million for the Company for the same period in 2005.  The Company’s net income was $1.8 million for both the first quarters of 2006 and 2005.

John A. Kite, President and Chief Executive Officer, said, “We are pleased with the progress on our development pipeline in the first quarter.  Construction has commenced at several of our projects, including Tarpon Springs Plaza and Estero Town Commons, both in the Naples, Florida area.  Our development pipeline continues to attract strong interest from tenants and is expected to fuel continued growth.”

Property Portfolio

At March 31, 2006, the Company owned interests in 42 retail operating properties totaling approximately 6.7 million square feet and in 12 retail development properties, which are anticipated to total 1.6 million square feet.  The percentage of leased owned gross leaseable area (“GLA”) of the retail operating portfolio was 94.8% at quarter end, an increase of 100 basis points from March 31, 2005.  In addition, the Company owned four commercial operating properties totaling 562,652 square feet and a related parking garage.  At March 31, 2006, the percentage of leased owned net rentable area of the commercial operating portfolio was stable at 97.7%.

During the first quarter of 2006, the Company executed new leases for 70,882 square feet of GLA and a ground lease with Lowe’s Home Improvement at our Eagle Creek lowe’s property in Naples, Florida.  From April 1, 2006 through May 8, 2006, the Company executed leases for an additional 72,069 square feet of GLA and a ground lease with Lowe’s Home Improvement at our Estero Town Commons property near Naples, Florida.  Approximately 67.5% of the owned GLA at properties in the development pipeline is currently in various stages of lease negotiations.

Development Activities

As of March 31, 2006, the Company owned interests in 12 retail properties under development that are expected to total approximately 1.6 million square feet.  Approximately 845,000 square feet are anticipated to be owned or ground leased by the Company and the remainder will be owned by anchor tenants upon completion of the developments.  The total estimated cost of these projects is $177.7 million, of which approximately $101.8 million had been incurred as of March 31, 2006.

On February 24, 2006, the Company acquired 5.3 acres adjacent to its Gateway Shopping Center development property in Seattle, Washington for expansion of that center.  Both the original Gateway Shopping Center project and this additional phase are being developed by the Company through a joint venture.  In total, Gateway Shopping Center is expected to include two anchor-owned spaces, an 88,000 square foot Kohl’s Department Store and a 93,000 square foot Winco Foods, a growing supermarket chain in the Western United States.  The center, which has an estimated total project cost of

$24.4 million, will also include a 30,000 square foot junior box, approximately 45,000 square feet of small shops, and five outlots.  Currently, 40% of the owned GLA at Gateway Shopping Center is in various stages of lease negotiations. Construction has commenced and we anticipate the project to open in the first quarter of 2007.

In the first quarter, the Company commenced construction on our Tarpon Springs Plaza development property in Naples, Florida.  The center will be anchored by a non-owned Target.  Approximately, 97% of the owned GLA at Tarpon Springs Plaza is in various stages of lease negotiations.  The Company has signed leases with Staples, Cost Plus World Market, Panera Bread, Starbucks and Chili's.  Tarpon Springs Plaza has an estimated total project cost of $21.5 million.

Subsequent Events

On April 3, 2006, the Company acquired Kedron Village, a community shopping center that is under construction in Peachtree City, Georgia, an affluent suburb of Atlanta.  Kedron Village will consist of 282,125 square feet (157,408 square feet of owned GLA) and will be anchored by Target, Ross, Bed Bath & Beyond, and Petco.  The project is currently 77.6% pre-leased.  The contract price for Kedron Village is $36.9 million, of which $22.0 million has been paid to date.  The remainder of the purchase price will be paid as construction continues.  The project is expected to open in the third quarter of 2006.

On April 7, 2006, the Company signed a ground lease with Lowe’s Home Improvement to anchor its Estero Town Commons development property near Naples, Florida.  Estero Town Commons will be a 206,600 square foot community shopping center that will include the Lowe’s, 25,600 square feet of small shops, and five outlots.  Construction at the center has commenced.  Currently, 90% of the owned GLA at the center is in various stages of lease negotiations.  Estero Town Commons has an estimated total project cost of $20 million and is being developed by the Company through a joint venture.

On April 28, 2006, the Company contributed $7.25 million for a 60% interest in a joint venture, which acquired approximately 14 acres of land in Oldsmar, Florida, a suburb of Tampa.  This development is projected to include approximately 74,500 square feet of Company-owned gross leasable area and three outparcels and will be anchored by a big-box retailer.  Construction on this project is anticipated to commence in the third quarter of 2006.

Distributions

On February 9, 2006, the Board of Trustees declared a quarterly cash distribution of $0.1875 per common share for the quarter ended March 31, 2006 to shareholders of record on April 6, 2006.  This distribution was paid on April 18, 2006.

On May 4, 2006, the Board of Trustees declared a quarterly cash distribution of $0.1875 per common share for the quarter ending June 30, 2006 to shareholders of record on July 6, 2006.  This distribution will be paid on July 18, 2006.

Earnings Guidance

The Company is re-affirming its previously established FFO guidance for the year ending December 31, 2006 in the range of $1.13 to $1.20 per diluted share.  Following is a reconciliation of the calculation of net income per share to FFO per share:

Guidance Range for 2006	Low	High

Net income per share	$0.44	$0.51
Depreciation and amortization of consolidated entities	0.68	0.68
Depreciation and amortization of unconsolidated entities	0.01	0.01

Funds From Operations	$1.13	$1.20

Earnings Conference Call

Management will host a conference call on Tuesday, May 9, 2006 at 10:00 a.m. ET to discuss financial results for the quarter ending March 31, 2006.  A live Web cast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (877) 407-8035 for domestic callers and (201) 689-8035 for international callers.  After the live Web cast, the call will remain available on Kite Realty Group Trust’s website through June 18, 2006.  In addition, a telephonic replay of the call will be available until May 23, 2006.  The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers.  Please use account number 286 and reservation code 198393 for the telephonic replay.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust focused primarily on the development, construction, acquisition, ownership and operation of high quality neighborhood and community shopping centers in selected growth markets in the United States. The Company owns interests in a portfolio of operating retail properties, retail properties under development, operating commercial properties, a related parking garage, and parcels of land that may be used for future development of retail or commercial properties.  As of March 31, 2006, Kite Realty Group owned interests in 47 operating properties totaling approximately 7.2 million square feet and in 12 properties under development which are expected to total approximately 1.6 million square feet.

Safe Harbor

Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the ability of tenants to pay rent; the competitive environment in which the Company operates; financing risks; property management risks;

the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO estimate), whether as a result of new information, future events or otherwise.

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Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	March 31, 2006	December 31, 2005

Assets:
Investment properties, at cost:
Land	$172,211,722	$172,509,684
Land held for development	53,293,610	51,340,820
Buildings and improvements	485,808,204	485,129,649
Furniture, equipment and other	5,384,093	5,675,980
Construction in progress and other	85,558,803	65,903,868

	802,256,432	780,560,001
Less: accumulated depreciation	(47,194,381)	(41,825,911)

	755,062,051	738,734,090
Cash and cash equivalents	9,560,171	15,208,835
Tenant receivables, including accrued straight-line rent, net of allowance for bad debts	12,954,605	11,302,923
Other receivables	6,865,736	6,082,511
Investments in unconsolidated entities, at equity	1,191,443	1,303,919
Escrow deposits	5,466,752	6,718,198
Deferred costs, net	17,532,778	17,380,288
Prepaid and other assets	2,603,042	2,499,042

Total Assets	$811,236,578	$799,229,806

Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness	$390,950,748	$375,245,837
Cash distributions and losses in excess of net investment in unconsolidated entities, at equity	53,551	—
Accounts payable and accrued expenses	31,530,388	30,642,822
Deferred revenue and other liabilities	25,210,889	25,369,152
Minority interest	4,748,825	4,847,801

Total liabilities	452,494,401	436,105,612
Commitments and contingencies
Limited Partners’ interests in operating partnership	83,228,186	84,244,814
Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, no shares issued and outstanding	—	—
Common Shares, $.01 par value, 200,000,000 shares authorized, 28,583,414 shares and 28,555,187 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	285,834	285,552
Additional paid in capital and other	288,206,406	288,976,563
Unearned compensation	—	(808,015)
Accumulated other comprehensive income	610,371	427,057
Accumulated deficit	(13,588,620)	(10,001,777)

Total shareholders’ equity	275,513,991	278,879,380

Total Liabilities and Shareholders’ Equity	$811,236,578	$799,229,806

Kite Realty Group Trust
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,

	2006	2005

Revenue:
Minimum rent	$15,734,672	$12,530,628
Tenant reimbursements	3,695,873	2,623,188
Other property related revenue	1,051,701	948,500
Construction and service fee revenue	7,896,936	3,088,976
Other income, net	53,876	12,564

Total revenue	28,433,058	19,203,856
Expenses:
Property operating	3,034,174	2,728,090
Real estate taxes	2,506,914	1,498,381
Cost of construction and services	7,185,364	2,908,384
General, administrative, and other	1,343,537	1,232,269
Depreciation and amortization	7,522,235	4,819,333

Total expenses	21,592,224	13,186,457

Operating income	6,840,834	6,017,399
Interest expense	4,569,992	3,758,434
Income tax expense of taxable REIT subsidiary	13,287	—
Minority interest income	(37,524)	(41,019)
Equity in earnings of unconsolidated entities	87,973	75,795

Income from continuing operations	2,308,004	2,293,741
Operating income from discontinued operations	—	306,009
Limited Partners’ interest in operating partnership	(535,457)	(785,090)

Net income	$1,772,547	$1,814,660

Income per common share - basic:
Continuing operations	$0.06	$0.08
Discontinued operations	—	0.01

	$0.06	$0.09

Income per common share - diluted:
Continuing operations	$0.06	$0.08
Discontinued operations	—	0.01

	$0.06	$0.09

Weighted average common shares outstanding - basic	28,571,440	19,148,267

Weighted average common shares outstanding - diluted	28,704,563	19,231,484

Dividends declared per common share	$0.1875	$0.1875

Kite Realty Group Trust
Funds From Operations
(Unaudited)

	Three Months Ended March 31,

	2006	2005

Net income	$1,772,547	$1,814,660
Add Limited Partners’ interests	535,457	785,090
Add depreciation and amortization of consolidated entities and discontinued operations, net of minority interest	7,428,693	4,913,703
Add depreciation and amortization of unconsolidated entities	102,019	68,212

Funds From Operations of the Kite Portfolio	9,838,716	7,581,665
Less Limited Partners’ interests	(2,271,952)	(2,289,562)

Funds From Operations allocable to the Company	$7,566,764	$5,292,103

Basic FFO per Share of the Kite Portfolio	$0.26	$0.28

Diluted FFO per Share of the Kite Portfolio	$0.26	$0.28

Basic weighted average Common Shares outstanding	28,571,440	19,148,267

Diluted weighted average Common Shares outstanding	28,704,563	19,231,484

Basic weighted average Common Shares and Units outstanding	37,190,104	27,432,527

Diluted weighted average Common Shares and Units outstanding	37,323,227	27,515,745